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                                                                     EXHIBIT 8.2

                 [LETTERHEAD OF SAUL, EWING, REMICK & SAUL LLP]


                                                               November 12, 1998


Integrated Systems Consulting Group, Inc.
575 E. Swedesford Road
Wayne, PA 19087

Ladies and Gentlemen:

    This opinion is being delivered to you in connection with the Form S-4 Registration Statement (the "Registration Statement") filed pursuant to the Agreement and Plan of Merger and Reorganization dated as of September 9, 1998 (the "Reorganization Agreement") by and among First Consulting Group, Inc., a Delaware corporation ("Parent"), Foxtrot Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Integrated Systems Consulting Group, Inc., a Pennsylvania corporation (the "Company").

    Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

    We have acted as counsel to the Company in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

    (a) the Reorganization Agreement;

    (b) those certain tax representation letters dated September 9, 1998, delivered to us by Parent, Merger Sub and the Company containing certain representations of Parent, Merger Sub and the Company (the "Tax Representation Letters"); and

    (c) such other instruments and documents related to the formation, organization and operation of Parent, Merger Sub and the Company and related to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

    In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

    1. Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective
Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

    2. All representations, warranties and statements made or agreed to by Parent, Merger Sub and the Company, their managements, employees, officers, directors and shareholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto) and the Tax Representation Letters, are true and accurate at all relevant times;

    3. All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;
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Integrated Systems Consulting Group, Inc.
November 12, 1998
Page 2


    4. The Merger will be consummated in accordance with the terms of the Reorganization Agreement, will be effective under the laws of the Commonwealth of Pennsylvania and the State of Delaware, and will be reported by Parent and the Company on their respective federal income tax returns in a manner consistent with the Reorganization Agreement and the opinion set forth below; and

    5. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

    Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a reorganization within the meaning of section 368(a)(1) of the Code.


    In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussions of federal income tax issues contained in the Registration Statement. We have reviewed the discussions entitled "Questions and Answers About The FCG/ISCG Merger--WHAT ARE THE TAX CONSEQUENCES TO STOCKHOLDERS OF THE MERGER?" and "Approval of the Merger and Related Transactions--Material Federal Income Tax Consequences" contained in the Registration Statement and believe that, insofar such discussions relate to statements of law and legal conclusions, they are correct in all material respects.



    We consent to the references to our firm in the sections of the Registration Statement captioned "Approval of the Merger and Related Transactions--Material Federal Income Tax Consequences" and "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.


    This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. Furthermore, this opinion only relates to the holders of Company capital stock who hold such stock as a capital asset. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, stockholders who are dealers in securities, banks, insurance companies or tax-exempt organizations, who are subject to the alternative minimum tax provisions of the Code, who are non-United States persons, who acquired their shares of Company capital stock in connection with stock option or stock purchase plans or in other compensatory transactions, or who hold their Company capital stock as a hedge or as part of a hedging, straddle, conversion or other risk reduction transaction).

    No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement, or as to any other transaction whatsoever, including the Merger, if all of the transactions described in the Reorganization Agreement are not consummated in accordance with the terms of the Reorganization Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

    This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code as in effect on the date hereof, and on existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect
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Integrated Systems Consulting Group, Inc.
November 12, 1998
Page 3


the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

    This opinion is being delivered solely in connection with the Registration Statement. It is intended for the benefit of the Company and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

                                          Very truly yours,
                                          /s/ SAUL, EWING, REMICK & SAUL LLP